Exhibit 10

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Matterhorn Growth Fund, Inc. and to the use of our report dated July 25, 2001 on the financial statements and financial highlights of Matterhorn Growth Fund, Inc. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                        /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 24, 2001